DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS

1500 – 1140 W. Pender Street
Vancouver, BC V6E 4G1
TEL 604.687.4747 | FAX 604.689.2778

March 22, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: BYND Cannasoft Enterprises Inc. (the "Company")
Registration Statement on Form 20-F
CIK No. 0001888151

Dear Sir or Madam:

We have reviewed the disclosures under the Item 16F "Change in Registrant's Certifying Accountant" and agree with the statements made therein by the Company.

DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS

1500 - 1140 West Pender Street
Vancouver, British Columbia, V6E 4G1